A0585394

                                    1725344

                                                              FILED
                                         in the Office of the Secretary of State
                                                      of the State of California
                                                            August 15, 2002


                                                                      Bill Jones
                                                              Secretary of State

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                          DIVERSIFIED STRATEGIES, INC.

              Ed Michalove and Steven G. Saltman hereby certify that:


     1. They are the President and Secretary, respectively, of DIVERSIFIED STRATEGIES, INC., a California corporation.


     2. The Board of Directors of DIVERSIFIED STRATEGIES, INC. has approved the following amendments to the Articles of Incorporation of said corporation:


       a. Article ONE of the Articles of Incorporation is amended to read in its entirety as follows:


                 "ONE: The name of this corporation is PPOL, INC."

       b. The provision in Article SIX of the Articles of Incorporation which now reads "The authorized number of shares of Common Stock is 10,000,000 and the authorized number of shares of Preferred Stock is 5,000,000" is amended to read "The authorized number of shares of Common Stock is 100,000,000 and the authorized number of shares of Preferred Stock is 5,000,000. Upon the amendment of this provision of Article SIX to read as herein set forth, each outstanding share of Common Stock is converted into .142857 share. In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the opening bid price of the Corporation's




                                  EXHIBIT 3.1
       shares upon such shares becoming listed on the National Association of Securities Dealers' OTC Bulletin Board. "

       3 . The amendment has been approved by the required vote of the shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares entitled to vote with respect to the amendment was 6,498,238, the favorable vote of a majority of such shares is required to approve the amendment, and the number of such shares voting in favor of the amendment equaled or exceeded the required vote. There are no outstanding shares of Preferred Stock.


                                              /s/ Ed Michalove, President
                                              -----------------------
                                              Ed Michalove, President




                                              /s/ Steven G. Saltman, Secretary
                                              ----------------------------
                                              Steven G. Saltman, Secretary



     Each of the undersigned declares under penalty of perjury under the laws of the state of California that the statements contained in this certificate are true and correct of his own knowledge.


          Dated:    8/11/02                   /s/  Ed Michalove
                    -------                        ------------
                                                   Ed Michalove





          Dated:    8/11/02                   /s/  Steven G. Saltman
                    -------                        -------------------
                                                   Steven G. Saltman


                                                                   OFFICE OF THE
                                                             SECRETARY TO STATEW






                                  EXHIBIT 3.1

                                                         A453743

                                                     E N D O R S E D
                                                        F I L E D
                                          the office of the secretary of State
                                               of the State of California

                                                        NOV 16 1994


                            CERTIFICATE OF AMENDMENT
                                       or
                            ARTICLES OF INCORPORATION
                                       OF
                          DIVERSIFIED STRATEGIES, INC.

        James L. LeVitus and Kathy Morford certify that:     TONY MILLER
                                                       -------------------------
                                                       Acting Secretary of State


     1. They are the Chief Executive Officer and Secretary, respectively, of Diversified Strategies, Inc., a California corporation.

     2. Article SIX of the Articles of Incorporation is hereby amended in its entirety to read as follows:

               "SIX:      The Corporation is authorized to issue two
         classes of shares designated respectively "Common Stock"
         and "Preferred Stock."      The authorized number of shares
         of Common Stock is 10,000,000 and the authorized number of shares of Preferred Stock is 5,000,000.

               The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly-unissued series of Preferred Stock and, within the limits and restrictions stated in any resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of the series.

               1,354,567 shares of Preferred Stock shall be designated Convertible Preferred Stock.

              A statement of the rights, preferences, privileges and restrictions granted to or imposed on the Convertible Preferred Stock and the holders thereof is as follows:

       (a) Holders of Convertible Preferred Stock may not publicly trade the Convertible Preferred Stock. Sales of Convertible Preferred Stock may only be accomplished through private transactions.





                                  EXHIBIT 3.1

       (b) Each share of Convertible Preferred Stock shall automatically convert to one share of Common Stock twenty-four (24) months after the effective date of this Corporation Is predecessors I joint plan of reorganization, as approved by the United States Bankruptcy Court for the central District of California in the cases entitled In Re SelecTV of California, Inc., (Case No. LA 89-05637-G and
In Re Telstar Satellite Corporation of America, (Case No. LA 88-26459-GM).

       (c) other than as described above, the Convertible Preferred Stock shall have all of the rights, preferences, privileges and restrictions of Common Stock."

       3. The foregoing amendment of Articles of Incorporation, which Amendment increases the number of shares previously designated as Convertible Preferred Stock in a previously filed Certificate of Amendment to the Corporation's Articles of Incorporation, has been approved by the Board of Directors. Pursuant to Section 203.5(b) of the General Corporation Law, the foregoing amendment requires only the approval of the Board of Directors.





       The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

  Dated: October 31, 1994
                 --

                                                 /s/ James L. LeVitus
                                                 --------------------------
                                                 James L. LeVitus, Chief
                                                    Executive Officer


                                                 /s/ Kathy Morford
                                                 ------------------------
                                                 Kathy Morford, Secretary



                                  EXHIBIT 3.1

                                                                       A435578
                                                                      ENDORSED
                                                                        FILED

                                         In the office of the Secretary of State
                                                                 of the State of

                                                                    Aug - 5 1993
                                               MARCH FOND EU, Secretary of State


                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                          DIVERSIFIED STRATEGIES, INC.




       I, James L. LeVitus certify that: j

       1. I am the sole incorporator of Diversified Strategies, Inc., a California corporation.

       2. I hereby adopt the following amendment of the Articles of Incorporation of this Corporation:

       Article SIX is amended in its entirety to read as follows:


           "SIX: The corporation is authorized to issue two classes of shares designated respectfully "Common Stock" and "Preferred Stock." The authorized number of shares of Common Stock is 10,000,000 and the authorized number of shares of Preferred Stock is 5,000,000.

           The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.


           1,350,000 shares of Preferred Stock shall be designated Convertible Preferred Stock.

           A statement of the rights, preferences, privileges and restrictions granted to or imposed on the Convertible Preferred Stock and the holders thereof is as follows:

           (a) Holders of Convertible Preferred Stock may not publicly trade the Convertible Preferred Stock. Sales of Convertible Preferred Stock may only be accomplished through private transactions.



                                  EXHIBIT 3.1

           (b) Each share of Convertible Preferred Stock shall automatically convert to one share of Common Stock twenty-four (24) months after the effective date of this Corporation's predecessors' joint plan reorganization, as approved by the United States Bankruptcy Court for the Central District of California in the cases entitled In Re SelecTV of California, Inc., (Case No. LA 89-05637- GM) and In Re Telstar Satellite Corporation of America, (Case No. LA 88-26459-GM).

           (c) Other than as described above, the Convertible Preferred Stock shall have all of the rights, preferences, privileges and restrictions of Common Stock."

           3. No directors were named in the original Articles of Incorporation and none have been elected.

           4. No shares have been issued.

           I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of own knowledge



        Dated: August 4, 1993                   /s/ James L. LeVitus,
                                                ------------------------------
                                                James L. LeVitus, Incorporator





                                  EXHIBIT 3.1

                                                                         A434892
                                                                   ENDORSED FILE
                                                           IN THIE OFFICE OF THE
                                                              SECRETARY OF STATE
                                                      OF THE STATE OF CALIFORNIA
                                                                   JUL 29 1993
                                               MARCH FONG EU, SECRETARY OF STATE



                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       or
                          DIVERSIFIED STRATEGIES, INC.

     I, James L. LeVitus certify that:

       1. I am the sole incorporator of Strategies, Inc., a California corporation.

       2. I hereby adopt the following amendment of the Articles of Incorporation of this Corporation:

                   Article SEVEN is amended in its entirety to read as follows:

                   "The Corporation is prohibited from issuing non-voting equity securities, and holders of equity securities of the Corporation shall be entitled to one vote for each share of equity securities held of record on all matters submitted to a vote of the equity securities holders."

                   3. No directors were named in the original Articles of Incorporation and none have been elected.

                   4.   No shares have been issued.

             I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

        Dated: July 28, 1993

                                                 /s/ James L. LeVitus
                                                 James L. LeVitus, Incorporator
                                                 ------------------------------



                                  EXHIBIT 3.1

                                                              1725344
                                                             ENDORSED
                                                               FILED
                                                       In the office of the
                                                       Secretary Of State
                                                   of the State Of California

                                                           MAY 19 1993


                               ARTICLES OF INCORPORATION


                                           OF

                             DIVERSIFIED STRATEGIES, INC.


              The undersigned Incorporator hereby executes and acknowledges the following Articles of Incorporation for the purpose of forming a corporation under the General Corporation Law of the State of
         California:

              ONE: The name of the Corporation shall be:

                            DIVERSIFIED STRATEGIES, INC.

             TWO: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corp-orations Code ("Code").

             TEIREE: The liability of the Directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

             FOUR: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Code) for breach of duty to the Corporation and its shareholders through Bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Code, subject to the limits on such excess indemnification set forth in Section 204 of the Code.


            FIVE:        The name and address in this State of the
        Corporation's initial agent for service of--process in accordance with subdivision (b) of Section 1502 of the Code is:

                       James L. LeVitus
                       2121 Avenue of the Stars, Suite 1740
                       Los Angeles, California 90067


            SIX: The Corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock." The authorized number of shares of Common Stock is 10,000,000 and the authorized number of shares of Preferred Stock is 5,000,000.







                                  EXHIBIT 3.1

        The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

             SEVEN:     The   Corporation   is   prohibited    from    issuing
        non-voting equity securities.

             IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation.



                                         /s/  James L. LeVitus
                                         -------------------------------
                                         James L. LeVitus, Incorporator



















                                  EXHIBIT 3.1